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                                                                 EXHIBIT 10.1.19

                              COLLATERAL ASSIGNMENT


     THIS COLLATERAL ASSIGNMENT has been executed as of April 6, 2000, by STEPHEN C. HILBERT ("ASSIGNOR") in favor of CONSECO, INC. ("ASSIGNEE").


                                    RECITALS

     1. Concurrently with execution of this Collateral Assignment, Assignee is lending to Assignor a term loan in the original principal amount of Twenty-Three Million Dollars ($23,000,000.00) (the "Loan"), which Loan is evidenced by a Promissory Note, dated April 6, 2000, executed by Assignor to the order of Assignee in the original principal amount of Twenty-Three Million Dollars ($23,000,000.00) (as the same may be amended, extended, renewed, replaced and/or restated from time to time and at any time, the "NOTE").

     2. It is a condition of extension of the Loan to Assignor that Assignor execute and deliver to Assignee this Collateral Assignment.


                                   ASSIGNMENT

     NOW, THEREFORE, FOR VALUE RECEIVED Assignor hereby assigns, transfers and sets over to Assignee, and grants to Assignee a security interest in, all of Assignor's rights, title and interests, now existing or hereafter arising, in, to or under the following (collectively, the "ASSIGNED PAYMENTS"):

(a) all bonus payments and distributions (howsoever named or referred to) now or hereafter owed or to be paid to Assignor under or pursuant to Section 5(b), Section 9(c) or any other Section of the Employment Agreement (as such term is defined below);

(a) all severance payments and distributions (howsoever named or referred to) now or hereafter owed or to be paid to Assignor under or pursuant to Section 9(b), Section 11 or any other Section of the Employment Agreement;

(a) all cash payments and distributions which hereafter may become due and payable to Assignor under or pursuant to Section 13 of the Employment Agreement;

(a) all salary and wage payments and distributions now or hereafter owed or to be paid to Assignor under or pursuant to Section 5(a),
          Section 9(c) or Section 10(a) of the Employment Agreement (all of such salary and wage payments being referred to hereinafter collectively as "WAGES"); with Assignor reserving and retaining the right to revoke, terminate and cancel the inclusion of all or any part of the Wages as part


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          of the Assigned Payments subject to this Collateral Assignment, with the right of revocation being exercisable without cause and at any time upon written notice to Assignee and, to the extent Assignee is not then the employer under the Employment Agreement, to the employer under the Employment Agreement (the "EMPLOYER");

(a) all payments and distributions hereafter owed or to be paid to Assignee under or pursuant to Section 12 of the Employment Agreement;

(a) all claims, options, privileges, rights, title and interests of Assignor in or with respect to all of the foregoing; and

(a)            all proceeds of the foregoing.

The foregoing assignment and grant of security interest is subject to all of the terms and conditions of the Employment Agreement and subject to the following additional conditions and provisions:

     1. This Collateral Assignment is made to secure payment by Assignor of the Indebtedness (as such term is defined below). Upon payment of the Indebtedness in full, any balance of sums received by Assignee pursuant to this Collateral Assignment from the Employer shall be paid by Assignee to Assignor or such other person as Assignor may have directed by written notice to Assignee. This Collateral Assignment assigns, transfers and sets over to Assignee the sole right to collect from the Employer and to receive directly from the Employer payment of each of the Assigned Payments when each becomes due and payable; provided, however, that unless and until there shall be an "Event of Default" (as such term is defined below) and Assignee shall have given written notice of its declaration of default to the Employer (if such Employer is not Assignee) and to Assignor, all payments and distributions of the Assigned Payments by the Employer shall continue to be made directly to Assignor.

     2. The Employer is hereby authorized to recognize Assignee's claims to receive all Assigned Payments hereunder without investigating the reason for any action taken by Assignee, or the validity or the amount of the Indebtedness or the existence of any Event of Default, or the giving of any notice pursuant to the terms of this Collateral Assignment or otherwise, or the application to be made by Assignee of any amounts to be paid to Assignee. The sole signature of Assignee shall be sufficient for the exercise of any rights under the Employment Agreement assigned and transferred hereby and the sole receipt of Assignee for any payments of Assigned Payments shall be a full discharge and release therefor to the Employer. Checks for each Assigned Payments shall be drawn to the exclusive order of Assignee if and when pursuant to the terms of Section 1 above such Assigned Payments are to be made directly to Assignee.



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     3. The exercise of any right, option, privilege or power given in this
Collateral Assignment or otherwise to Assignee shall be at the option of Assignee, but (except as otherwise specifically required in this Collateral Assignment) Assignee may exercise any such right, option, privilege or power without notice to, or assent by, or affecting the liability of, or releasing any interest hereby assigned by, Assignor.

     4. Assignee may take or release other security and collateral for the Indebtedness, may release any party primarily or secondarily liable for any of the Indebtedness, may grant extensions, renewals or indulgences with respect to the Indebtedness, or may apply to the Indebtedness in such order as Assignee shall determine, the proceeds of the Assigned Payments received by Assignee by reason of the exercise of its rights under this Collateral Assignment, without resorting or regard to any other security.

     5. Assignor hereby irrevocably appoints and constitutes Assignee as its true and lawful attorney-in-fact with full power of substitution for and on behalf of Assignor to request, demand, enforce payment of, collect and receive the Assigned Payments and to endorse any checks, drafts or orders evidencing payment of Assigned Payments. All Assigned Payments received by Assignee shall be applied against the Indebtedness, as received.

     6. Assignor hereby covenants, represents and warrants to Assignee that the Assigned Payments are free and clear of any prior security interest, assignment, lien or other encumbrance.

     7. This Collateral Assignment shall not operate to release or relieve Assignor, as an employee under the Employment Agreement, from the full performance of all of Assignor's obligations and covenants under the Employment Agreement. Assignor shall faithfully abide by, perform and discharge each and every obligation, covenant and agreement to be performed by Assignor under the Employment Agreement. Without the prior written consent of Assignee, Assignor shall not further encumber any of the Assigned Payments. Assignor shall not waive, excuse, condone or in any manner release or discharge the Employer under the Employment Agreement of or from any obligation to pay the Assigned Payments, except upon the prior written consent of Assignee.

     8. As used in this Collateral Assignment, the following terms shall have the meaning ascribed to them:

(a) "EMPLOYMENT AGREEMENT" shall mean the Employment Agreement, between Conseco, Inc. and Assignor, dated as of January 1,1998, as amended and /or restated through the date of this Collateral Assignment and as the same may hereafter be amended, modified and/or restated at any time and from time to time;

(b) "EVENT OF DEFAULT" shall have the meaning ascribed to such term in the Note.

(c) "INDEBTEDNESS" shall mean all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, now or hereafter owed to Assignee by Assignor and arising under, by virtue of or pursuant to the Loan, the Note or this Collateral

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          Assignment, together with all costs, expenses and reasonable attorneys' fees incurred by Assignee in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, now exist or hereafter arise;

     9. Any notice required or permitted to be given under this Collateral Assignment shall be sufficient if in writing and if sent by certified or registered mail to his residence, in the case of Assignor, or to its principal offices, in the case of Assignee.

     10. The waiver by either party of a breach of any provision of this Collateral Assignment by the other party shall not operate nor be construed as a waiver of any subsequent breach by either party. In the event any provision of this Collateral Assignment is found to be invalid or unenforceable or is revoked, it may be severed from this Collateral Assignment and the remaining provisions of this Collateral Assignment shall continue to be binding and effective.

     11. This Collateral Assignment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Collateral Assignment shall be binding upon and shall inure to the benefit of the parties and their successors in interest and assigns and shall be construed in accordance with and governed by the laws of the State of Indiana. At the request of Assignee, Assignor shall execute such financing statements, notices and other documents as Assignee from time to time reasonably may request to assure vesting, effectiveness and perfection of the assignment and security interest granted by this Collateral Assignment. This Collateral Assignment shall terminate upon payment in full of the Indebtedness.

     12. Any controversy or claim arising out of or relating to this Collateral Assignment, the Note, the indebtedness evidenced hereby, or any other security agreement, pledge agreement or security document given by Assignor to Assignee with respect to the Indebtedness (the "Other Security Agreements"), shall be settled by binding arbitration in the City of Indianapolis, Indiana, in accordance with the laws of the State of Indiana by three arbitrators, one of whom shall be appointed by Lender, one by Maker and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States District Court for the Southern District of Indiana. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided herein. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. No act to take or dispose of any of the collateral under this Collateral Assignment or any of the Other Security Agreements shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration agreement shall not limit the right of any party during any dispute, claim or controversy to seek, use, and employ ancillary, equitable or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, or foreclosing upon any of the Assigned Payments or any other collateral under any


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of the Other Security Agreements, or preventing the same, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, obtaining a writ of attachment, garnishment, or imposition of a receivership, bankruptcy or exercising any rights relating to the Assigned Payments or other such collateral, including taking or disposing of such property with or without judicial process pursuant to applicable law or when applicable, a judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning the Assigned Payments or any of the collateral under the Other Security Agreements, including any claim to rescind, reform, revoke, avoid or otherwise modify this Collateral Assignment or any of the Other Security Agreements, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Nothing in this arbitration agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes.


     IN WITNESS WHEREOF, Assignor has executed this Collateral Assignment as of the 6th day of April, 2000.

                                       /s/  Stephen C. Hilbert
                                      ------------------------------------------
                                      Stephen C. Hilbert


Accepted:

CONSECO, INC.

By:  /s/  Rollin M. Dick
   ----------------------------------------
   Rollin M. Dick, Executive Vice President





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STATE OF INDIANA           )
                           )  SS:
COUNTY OF __________       )


     Before me, a Notary Public in and for the State of Indiana, personally appeared Stephen C. Hilbert, who being first duly sworn, acknowledged execution of the foregoing Collateral Assignment as his voluntary act and deed.



                                            /s/
                                            ____________________________________
                                            _____________________, Notary Public



My commission expires:
____________________________
I am a resident of ________________ County, Indiana